News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Stephen Weiland
Senior Vice President & Deputy CFO
Phone:	847-383-0867

Contact:	Lee Gordon
Chief Communications Officer
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Strong Finish to 2025, with Revenue and Earnings Exceeding Expectations
Outstanding Full-Year Operating and Free Cash Flow Generation
Full-Year GAAP Diluted EPS of $(2.06) and As Adjusted Diluted EPS of $3.27
2026 Guidance: Net Sales Between $5.6 and $5.8 Billion; Adjusted Diluted EPS Range of $3.80 - $4.40

METTAWA, Ill., January 29, 2026 -- Brunswick Corporation (NYSE: BC) today reported full-year and fourth quarter results for 2025:
2025 Full-Year Financial Results:

	FY 2025
in millions (except per share data)	GAAP	Change vs FY'24		As Adjusted	Change vs FY'24
Net Sales	$5,362.8	2.4%		$5,362.8	2.4%
Operating Earnings	$(40.7)	NM		$371.1	(25.1) %
Operating Margin	(0.8) %	(670)	bps	6.9%	(260)	bps
Diluted EPS from Continuing Operations	$(2.06)	NM		$3.27	(28.4) %

bps = basis points NM = not meaningful

Fourth Quarter 2025 Financial Results:

	Q4 2025
in millions (except per share data)	GAAP	Change vs Q4'24	As Adjusted	Change vs Q4'24
Net Sales	$1,333.8	15.5%	$1,333.8	15.5%
Operating Earnings	$41.9	NM	$66.6	41.1%
Operating Margin	3.1%	(790) bps	5.0%	90 bps
Diluted EPS from Continuing Operations	$0.28	NM	$0.58	141.7%

bps = basis points
NM = not meaningful
“We finished 2025 ahead of recent expectations, with each business reporting sales and earnings growth in the quarter, leading to full-year net sales growth for the first time in three years and significantly higher free cash flow generation, all supported by a strengthening boat market in the second half of the year,” said David Foulkes, Brunswick Chairman and Chief Executive Officer. “In addition to improved retail conditions, our performance was underpinned by solid boating participation driving stability in our recurring-revenue businesses, and outstanding operating execution across the enterprise.
The retail demand stabilization in the second half of the year followed a challenging second quarter influenced primarily by tariff-induced economic uncertainty. While U.S. boat market unit retail sales finished the year down approximately 9 percent, Brunswick’s leading boat brands outperformed the U.S. industry and Brunswick global retail unit sales were down only 5 percent. Dealer inventory levels and freshness remain extremely healthy.
Our continued focus on cost containment, robust capital strategy execution, and diligent working capital management resulted in full-year free cash flow of $442 million, enabling us to support our planned investments in industry-leading new products and technology, return capital to shareholders, and efficiently retire more debt than previously planned.
Our propulsion segment had an outstanding fourth quarter, increasing revenues and earnings versus prior year in each of its three business lines: outboard; sterndrive; and controls, rigging, and propellers. Mercury continues to be the outboard market share leader in the U.S., Canada, and Europe and is increasing its investment in ground-breaking new products. Recently, at the

Consumer Electronics Show, Mercury unveiled its ‘808’ outboard engine concept, signaling the future direction of ultra-high horsepower outboard propulsion.
Our recurring-revenue, high-margin engine parts and accessories business delivered higher sales and earnings in the fourth quarter versus prior year in both of its products and distribution business lines, fueled by strong boating participation and our growing share in marine distribution. Our market-leading U.S. distribution business gained 210 basis points of share in 2025.
Navico Group increased both revenue and operating margin in the fourth quarter versus prior year, reflecting the steadily increasing benefits of our continued focus on a refreshed product portfolio and operational, commercial, and financial improvement actions. The introduction of our Simrad AutoCaptain autonomous boating system was another example of Brunswick’s unique ability to deliver seamlessly integrated systems solutions co-developed by Navico Group, Mercury Marine, and Brunswick Boat Group.
Finally, this quarter, our boat business capitalized on the continued improvement in the retail market, driving sales growth and significantly expanding margins versus prior year. Discounting levels in 2025 also improved approximately 100 basis points over the prior year. We experienced continued strength in our premium and core brands, highlighted by 15 percent overall revenue growth across our premium brands at the Ft. Lauderdale Boat Show, as well as recovering some momentum in value products. Lastly, Freedom Boat Club had another strong quarter, growing to 442 global locations and with member trips finishing the year at over 640,000 up 5 percent over 2024,” Foulkes concluded.
2025 Fourth Quarter Results
For the fourth quarter of 2025, Brunswick reported consolidated net sales of $1,333.8 million, up 16 percent from $1,154.9 million in the fourth quarter of 2024. Diluted EPS for the quarter was $0.28 on a GAAP basis and $0.58 on an as adjusted basis. Sales were above prior year resulting from improved market conditions, increased wholesale shipments to our channel partners, pricing actions taken earlier in the year, a lower discounting environment, and continued solid boating participation driving growth in our P&A and aftermarket businesses. Adjusted operating earnings increased 41 percent and adjusted operating margin increased 90 basis points versus the fourth quarter of 2024 as the impact of higher sales, along with increased absorption from comparatively higher production levels and operational improvements, more than offset the enterprise headwinds of incremental tariffs and the reinstatement of variable compensation, which affected each business.
Additionally, versus the fourth quarter of 2024:
Propulsion segment reported a 23 percent increase in sales with double-digit increases across all business lines resulting primarily from strong OEM orders heading into the early 2026 retail season. Adjusted operating earnings increased by 43 percent and adjusted operating margin increased by 90 basis points due to the enterprise factors discussed above.
Engine Parts and Accessories segment reported a 15 percent increase in sales, reflecting strong boater participation and continued share gains in our distribution business line. Sales from the products business were up 7 percent, while distribution business sales were up 22 percent. Segment adjusted operating earnings increased 7 percent with slightly lower adjusted operating margin due to a higher mix of distribution sales.
Navico Group segment reported a 4 percent increase in sales driven by solid OEM orders and steady aftermarket performance during the critical holiday selling season. Segment adjusted operating earnings increased by 33 percent and adjusted operating margin increased by 180 basis points reflecting the higher sales, traction gained from new product investments, portfolio optimization, and cost control measures.
Boat segment reported an 11 percent increase in sales from increased wholesale boat sales and growth in the Business Acceleration business portfolio. Segment adjusted operating earnings increased by 115 percent and adjusted operating margin increased by 290 basis points primarily from the higher sales, including annual pricing actions taken earlier in the year and lower discount levels, along with increased production driving improved absorption. Freedom Boat Club continued its expansion, with network-wide gains in trips, members, and locations during the quarter and contributed approximately 10 percent of total segment sales.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $275.7 million at the end of 2025, down $11.0 million from year-end 2024 levels.

Net cash provided by operating activities of continuing operations totaled $585.7 million during the year including net earnings net of non-cash items and the impact of changes in working capital.
Investing and financing activities resulted in net cash usage of $582.9 million during 2025, primarily including $412.6 million of long-term debt repayments, $165.8 million of capital expenditures, $112.6 million of dividend payments, and $80.0 million of share repurchases, net of $173.1 million of net proceeds from short-term debt.
2026 Outlook
“As we enter 2026, Brunswick is extremely well positioned to benefit from the building market tailwinds that were evident in the retail market stabilization experienced in the second half of 2025. Given the very dynamic geopolitical and trade backdrop, we will continue to relentlessly drive operating efficiencies, however, we are encouraged by the strong reception for our many new and exciting products, our low and fresh boat and engine field pipelines, the improving sentiment across our network, and market expectation for further interest rate cuts.
We remain intensely focused on further optimizing our manufacturing operations, production footprint, and global supply chain as well as increasing vertical integration to increase resilience and amplify our inherent operating leverage to deliver EPS growth, in support of continued strong shareholder returns. Our anticipated results are reinforced by stable-to-increasing boating participation supporting our aftermarket businesses and the continuing strong performance of our leading, premium brands that will launch many exciting new products in 2026. Brunswick has proven that its unique business model can generate solid earnings and exceptional cash flow, even in the most difficult market conditions, and in a potential market growth scenario, we are excited to showcase the performance that Brunswick can deliver.
Our 2026 outlook assumes a flat-to-slightly up retail industry environment. With record low and fresh pipeline inventories in the field and retail sales significantly outpacing our wholesale activity in 2025 for both boats and engines, we are favorably set up in a range of scenarios that enable us to align our production and wholesale more closely to retail," said Foulkes.
"Accordingly, we are providing the following guidance for 2026, anticipating:
1. U.S. marine industry boat unit retail sales flat-to-slightly up versus 2025;

2. Net sales between $5.6 billion and $5.8 billion;
3. Adjusted operating margin of between 7.5 and 8.0 percent;
4. Free cash flow in excess of $350 million;
5. Adjusted diluted EPS in the range of $3.80 to $4.40; and
6. First quarter 2026 revenue of between $1.2 to $1.4 billion, and adjusted diluted EPS of
$0.35 to $0.45.
Let me close by expressing my extreme appreciation and gratitude to all Brunswick employees around the world as well as our many partners for their commitment, strong execution, innovation, and support to deliver such a terrific year in a volatile environment.
Finally, I hope that you will join us on Thursday afternoon, February 12th at the Miami Boat Show for an Investor and Analyst Event where we will showcase our many exciting new products and demonstrate the power of our technology and enterprise synergies," Foulkes concluded.
Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, and certain restructuring, exit, and impairment charges, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled
Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, Chairman and Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy Officer, and Stephen Weiland, Senior Vice President and Deputy CFO. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.
See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Thursday February 5, 2026, by calling 877-660-6853 or 201-612-7415 (Access ID: 13757871). The replay will also be available at www.brunswick.com/investors.
Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2024 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond.  Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, Mercury Racing, MerCruiser, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, Attwood, and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft, and Quicksilver. Our service, digital, and shared-access businesses include Freedom Boat Club, Boateka, and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 14,000 employees operating in 26 countries. In 2025, Brunswick was named America's Most Trusted Companies by Forbes Magazine in addition to winning more than 100 awards across the enterprise for the fourth straight year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024	% Change
Net sales	$1,333.8	$1,154.9	16%	$5,362.8	$5,237.1	2%
Cost of sales	1,026.0	901.7	14%	4,030.6	3,886.3	4%
Selling, general and administrative expense	210.7	181.7	16%	851.1	747.9	14%
Research and development expense	45.0	39.1	15%	168.7	169.6	(1)%
Restructuring, exit and impairment charges	10.2	88.1	(88)%	353.1	121.7	NM
Operating earnings (loss)	41.9	(55.7)	NM	(40.7)	311.6	NM
Equity earnings	1.6	1.6	0%	7.0	8.6	(19)%
Other (loss) income, net	(1.1)	10.9	NM	(1.6)	9.0	NM
Earnings (loss) before interest and income taxes	42.4	(43.2)	NM	(35.3)	329.2	NM
Interest expense	(25.0)	(32.4)	(23)%	(111.7)	(126.6)	(12)%
Interest income	2.0	2.2	(9)%	7.2	13.4	(46)%
Gain (loss) on early extinguishment of debt	7.8	(12.7)	NM	4.1	(12.7)	NM
Earnings (loss) before income taxes	27.2	(86.1)	NM	(135.7)	203.3	NM
Income tax provision (benefit)	8.6	(14.9)	NM	0.2	54.0	(100)%
Net earnings (loss) from continuing operations	$18.6	$(71.2)	NM	$(135.9)	$149.3	NM

Net earnings (loss) from discontinued operations, net of tax	0.1	(11.3)	NM	(1.4)	(19.2)	(93)%
Net earnings (loss)	$18.7	$(82.5)	NM	$(137.3)	$130.1	NM

Earnings per common share:
Basic
Earnings (loss) from continuing operations	$0.29	$(1.07)	NM	$(2.06)	$2.22	NM
Loss from discontinued operations	—	(0.17)	(100)%	(0.02)	(0.28)	(93)%
Net earnings (loss)	$0.29	$(1.24)	NM	$(2.08)	$1.94	NM

Diluted
Earnings (loss) from continuing operations	$0.28	$(1.07)	NM	$(2.06)	$2.21	NM
Loss from discontinued operations	—	(0.17)	(100)%	(0.02)	(0.28)	(93)%
Net earnings (loss)	$0.28	$(1.24)	NM	$(2.08)	$1.93	NM

Weighted average shares used for computation of:
Basic earnings per common share	65.6	66.5		65.9	67.2
Diluted earnings per common share	65.7	66.6		65.9	67.4

Effective tax rate	31.5%	17.3%		(0.2)%	26.6%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
GAAP	$41.9	$(55.7)	$0.28	$(1.07)
Purchase accounting amortization	14.5	14.7	0.20	0.19
Restructuring, exit and impairment charges	10.2	88.1	0.07	1.05
Acquisition, integration, and IT related costs	—	0.3	—	—
IT security incident costs	—	(0.2)	—	—
(Gain) loss on Early Extinguishment of Debt	—	—	(0.11)	0.15
Special tax items	—	—	0.14	0.05
Gain on sale of business	—	—	—	(0.13)
As Adjusted	$66.6	$47.2	$0.58	$0.24

GAAP operating margin	3.1%	(4.8)%
Adjusted operating margin	5.0%	4.1%

	Twelve Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
GAAP	$(40.7)	$311.6	$(2.06)	$2.21
Restructuring, exit and impairment charges	353.1	121.7	5.03	1.41
Purchase accounting amortization	58.6	58.5	0.84	0.68
Acquisition, integration, and IT related costs	0.1	3.6	—	0.04
Special tax items	—	—	(0.48)	0.19
(Gain) loss on early extinguishment of debt	—	—	(0.06)	0.15
Release of dissolved entity foreign currency translation	—	—	—	0.01
Gain on sale of business	—	—	—	(0.12)
As Adjusted	$371.1	$495.4	$3.27	$4.57

GAAP operating margin	(0.8)%	5.9%
Adjusted operating margin	6.9%	9.5%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024
Propulsion	$556.6	$452.1	23.1%	$36.0	$24.1	49.4%	6.5%	5.3%
Engine Parts & Accessories	260.7	226.2	15.3%	27.1	24.8	9.3%	10.4%	11.0%
Navico Group	203.0	195.1	4.0%	(0.3)	(86.5)	99.7%	(0.1)%	(44.3)%
Boat	387.3	348.3	11.2%	16.7	9.2	81.5%	4.3%	2.6%
Corporate/Other	—	—		(37.6)	(27.3)	(37.7)%
Segment Eliminations	(73.8)	(66.8)	(10.5)%	—	—
Total	$1,333.8	$1,154.9	15.5%	$41.9	$(55.7)	NM	3.1%	(4.8)%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024
Propulsion	$556.6	$452.1	23.1%	$36.3	$25.4	42.9%	6.5%	5.6%
Engine Parts & Accessories	260.7	226.2	15.3%	27.1	25.3	7.1%	10.4%	11.2%
Navico Group	203.0	195.1	4.0%	17.1	12.9	32.6%	8.4%	6.6%
Boat	387.3	348.3	11.2%	23.6	11.0	NM	6.1%	3.2%
Corporate/Other	—	—		(37.5)	(27.4)	(36.9)%
Segment Eliminations	(73.8)	(66.8)	(10.5)%	—	—
Total	$1,333.8	$1,154.9	15.5%	$66.6	$47.2	41.1%	5.0%	4.1%

Segment Information - GAAP

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024
Propulsion	$2,177.2	$2,074.2	5.0%	$193.0	$242.6	(20.4)%	8.9%	11.7%
Engine Parts & Accessories	1,217.5	1,160.8	4.9%	220.3	219.9	0.2%	18.1%	18.9%
Navico Group	800.4	800.2	0.0%	(339.6)	(100.6)	NM	(42.4)%	(12.6)%
Boat	1,525.2	1,553.5	(1.8)%	32.2	63.3	(49.1)%	2.1%	4.1%
Corporate/Other	—	—		(146.6)	(113.6)	(29.0)%
Segment Eliminations	(357.5)	(351.6)	(1.7)%	—	—
Total	$5,362.8	$5,237.1	2.4%	$(40.7)	$311.6	NM	(0.8)%	5.9%
Segment Information - As Adjusted (Non-GAAP)

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024	% Change	Dec 31, 2025	Dec 31, 2024
Propulsion	$2,177.2	$2,074.2	5.0%	$195.5	$255.2	(23.4)%	9.0%	12.3%
Engine Parts & Accessories	1,217.5	1,160.8	4.9%	220.7	224.7	(1.8)%	18.1%	19.4%
Navico Group	800.4	800.2	0.0%	47.9	52.7	(9.1)%	6.0%	6.6%
Boat	1,525.2	1,553.5	(1.8)%	53.0	74.0	(28.4)%	3.5%	4.8%
Corporate/Other	—	—		(146.0)	(111.2)	(31.3)%
Segment Eliminations	(357.5)	(351.6)	1.7%	—	—
Total	$5,362.8	$5,237.1	2.4%	$371.1	$495.4	(25.1)%	6.9%	9.5%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$556.6	$452.1	$104.5	23.1%

GAAP operating earnings	$36.0	$24.1	$11.9	49.4%
Purchase accounting amortization	0.3	0.3	—	—%
Restructuring, exit and impairment charges	—	0.7	(0.7)	NM
Acquisition, integration, and IT related costs	—	0.3	(0.3)	NM
Adjusted operating earnings	$36.3	$25.4	$10.9	42.9%

GAAP operating margin	6.5%	5.3%		120 bps
Adjusted operating margin	6.5%	5.6%		90 bps

Engine Parts & Accessories Segment	Three Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$260.7	$226.2	$34.5	15.3%

GAAP operating earnings	$27.1	$24.8	$2.3	9.3%
Restructuring, exit and impairment charges	—	0.5	(0.5)	NM
Adjusted operating earnings	$27.1	$25.3	$1.8	7.1%

GAAP operating margin	10.4%	11.0%		(60) bps
Adjusted operating margin	10.4%	11.2%		(80) bps

Navico Group Segment	Three Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$203.0	$195.1	$7.9	4.0%

GAAP operating loss	$(0.3)	$(86.5)	$86.2	99.7%
Purchase accounting amortization	13.1	13.3	(0.2)	(1.5)%
Restructuring, exit and impairment charges	4.3	86.1	(81.8)	(95.0)%
Adjusted operating earnings	$17.1	$12.9	$4.2	32.6%

GAAP operating margin	(0.1)%	(44.3)%		NM
Adjusted operating margin	8.4%	6.6%		180 bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$387.3	$348.3	$39.0	11.2%

GAAP operating earnings	$16.7	$9.2	$7.5	81.5%
Restructuring, exit and impairment charges	5.8	0.7	5.1	NM
Purchase accounting amortization	1.1	1.1	—	—%
Adjusted operating earnings	$23.6	$11.0	$12.6	114.5%

GAAP operating margin	4.3%	2.6%		170 bps
Adjusted operating margin	6.1%	3.2%		290 bps

Corporate/Other	Three Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
GAAP operating loss	$(37.6)	$(27.3)	$(10.3)	(37.7)%
Restructuring, exit and impairment charges	0.1	0.1	—	—%
IT security incident costs	—	(0.2)	0.2	NM
Adjusted operating loss	$(37.5)	$(27.4)	$(10.1)	36.9%

Propulsion Segment	Twelve Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$2,177.2	$2,074.2	$103.0	5.0%

GAAP operating earnings	$193.0	$242.6	$(49.6)	(20.4)%
Restructuring, exit and impairment charges	1.2	9.6	(8.4)	(87.5)%
Purchase accounting amortization	1.2	1.5	(0.3)	(20.0)%
Acquisition, integration, and IT related costs	0.1	1.5	(1.4)	(93.3)%
Adjusted operating earnings	$195.5	$255.2	$(59.7)	(23.4)%

GAAP operating margin	8.9%	11.7%		(280) bps
Adjusted operating margin	9.0%	12.3%		(330) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Engine Parts & Accessories Segment	Twelve Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$1,217.5	$1,160.8	$56.7	4.9%

GAAP operating earnings	$220.3	$219.9	$0.4	0.2%
Restructuring, exit and impairment charges	0.4	4.8	(4.4)	(91.7)%
Adjusted operating earnings	$220.7	$224.7	$(4.0)	(1.8)%

GAAP operating margin	18.1%	18.9%		(80) bps
Adjusted operating margin	18.1%	19.4%		(130) bps

Navico Group Segment	Twelve Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$800.4	$800.2	$0.2	0.0%

GAAP operating loss	$(339.6)	$(100.6)	$(239.0)	NM
Restructuring, exit and impairment charges	334.5	98.6	235.9	NM
Purchase accounting amortization	53.0	53.0	—	NM
Acquisition, integration and IT related costs	—	1.7	(1.7)	(100.0)%
Adjusted operating earnings	$47.9	$52.7	$(4.8)	(9.1)%

GAAP operating margin	(42.4)%	(12.6)%		NM
Adjusted operating margin	6.0%	6.6%		(60) bps

Boat Segment	Twelve Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net sales	$1,525.2	$1,553.5	$(28.3)	(1.8)%

GAAP operating earnings	$32.2	$63.3	$(31.1)	(49.1)%
Restructuring, exit and impairment charges	16.4	6.3	10.1	NM
Purchase accounting amortization	4.4	4.0	0.4	10.0%
Acquisition, integration and IT related costs	—	0.4	(0.4)	(100.0)%
Adjusted operating earnings	$53.0	$74.0	$(21.0)	(28.4)%

GAAP operating margin	2.1%	4.1%		(200) bps
Adjusted operating margin	3.5%	4.8%		(130) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Corporate/Other	Twelve Months Ended		2025 vs. 2024
	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
GAAP operating loss	$(146.6)	$(113.6)	$(33.0)	(29.0)%
Restructuring, exit and impairment charges	0.6	2.4	(1.8)	(75.0)%
Adjusted operating loss	$(146.0)	$(111.2)	$(34.8)	(31.3)%

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Dec 31, 2025	Dec 31, 2024
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$256.8	$269.0
Restricted cash	18.1	16.9
Short-term investments in marketable securities	0.8	0.8
Total cash and short-term investments in marketable securities	275.7	286.7
Accounts and notes receivable, net	522.8	429.0
Inventories
Finished goods	767.4	846.9
Work-in-process	146.9	148.1
Raw materials	278.0	307.6
Net inventories	1,192.3	1,302.6
Prepaid expenses and other	72.5	95.5
Current assets	2,063.3	2,113.8

Net property	1,207.8	1,251.5

Other assets
Goodwill	681.2	966.1
Other intangibles, net	854.8	918.3
Deferred income tax asset	272.2	197.5
Operating lease assets	170.2	161.8
Equity investments	34.4	35.0
Other long-term assets	28.3	33.7
Other assets	2,041.1	2,312.4

Total assets	$5,312.2	$5,677.7

Liabilities and shareholders' equity
Current liabilities
Short-term debt and current maturities of long-term debt	$295.4	$242.8
Accounts payable	374.9	393.4
Accrued expenses	758.4	643.7
Current liabilities	1,428.7	1,279.9

Debt	1,806.8	2,097.8
Other long-term liabilities	451.1	407.7
Shareholders' equity	1,625.6	1,892.3
Total liabilities and shareholders' equity	$5,312.2	$5,677.7

Supplemental Information
Debt-to-capitalization rate	56.4%	55.3%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	Dec 31, 2025	Dec 31, 2024
Cash flows from operating activities
Net (loss) earnings	$(137.3)	$130.1
Less: net loss from discontinued operations, net of tax	(1.4)	(19.2)
Net (loss) earnings from continuing operations	(135.9)	149.3
Depreciation and amortization	292.5	288.8
Stock compensation expense	38.7	23.4
Asset impairment charges	323.2	91.7
Deferred income taxes	(76.1)	(15.6)
Changes in certain current assets and current liabilities	120.0	(84.6)
Extended warranty contracts and other deferred revenue	9.3	9.5
Income taxes	31.6	(26.5)
Other, net	(17.6)	13.5
Net cash provided by operating activities of continuing operations	585.7	449.5
Net cash used for operating activities of discontinued operations	(23.6)	(18.1)
Net cash provided by operating activities	562.1	431.4

Cash flows from investing activities
Capital expenditures	(165.8)	(167.4)
Purchases of marketable securities	—	(80.9)
Sales or maturities of marketable securities	—	82.1
Investments	6.5	2.9
Acquisition of businesses, net of cash acquired	(0.2)	(31.8)
Proceeds from the sale of property, plant and equipment	12.6	15.0
Proceeds from the sale of business	0.4	9.5
Cross currency swap settlements	4.9	1.7
Net cash used for investing activities	(141.6)	(168.9)

Cash flows from financing activities
Net proceeds of short-term debt	173.1	113.7
Net proceeds from issuances of long-term debt	—	396.9
Payments of long-term debt including current maturities	(412.6)	(613.2)
Net premium paid on early extinguishment of debt	—	(12.5)
Common stock repurchases	(80.0)	(200.0)
Cash dividends paid	(112.6)	(112.3)
Tax withholding associated with shares issued for share-based compensation	(7.4)	(9.3)
Other, net	(1.8)	(6.0)
Net cash used for financing activities	(441.3)	(442.7)
Effect of exchange rate changes	9.7	(12.8)
Net decrease in Cash and cash equivalents and Restricted cash	(11.1)	(193.0)
Cash and cash equivalents and Restricted cash at beginning of period	286.0	478.9

Cash and cash equivalents and Restricted cash at end of period	274.9	285.9
Less: Restricted cash	18.1	16.9
Cash and cash equivalents at end of period	$256.8	$269.0

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$585.7	$449.5
Net cash (used for) provided by:
Capital expenditures	(165.8)	(167.4)
Proceeds from the sale of property, plant and equipment	12.6	15.0
Effect of exchange rate changes on cash and cash equivalents	9.7	(12.8)
Free cash flow	$442.2	$284.3